EXHIBIT (99)-5

                                 INSTRUCTION TO
                   BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
                                       OF
                            HEALTHSOUTH CORPORATION
                          6.875% SENIOR NOTES DUE 2005
                                      AND
                           7.0% SENIOR NOTES DUE 2008

To Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated August , 1998 (the "Prospectus") of HEALTHSOUTH Corporation (the "Issuer") and a related Letter of Transmittal (which together constitute the "Exchange Offer"). Capitalized terms used but not defined herein have the meaning given to such terms in the Prospectus.

     This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate fact amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

     $           of the 6.875% Senior Notes due 2005
      ----------
     $           of the 7.0% Senior Notes due 2008
      ----------
     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate statement):

     A. ___________ To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered);

      $
       ----------     of the  6.875%  Senior  Notes due 2005,  and not to tender other Old Notes of such maturity, if any, held by you for the account of the undersigned;

      $
       ----------     of the 7.0% Senior Notes due 2008, and not to tender other
                      Old Notes of such maturity, if any, held by you for the account of the undersigned;

OR

     B. __________    NOT to tender any Old Notes held by you for the account of the undersigned.

----------
1 Must be in integral multiples of $1,000.

     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby authorizes you to make), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) it is not an affiliate of the Issuer or any of its subsidiaries, or, if the undersigned is an affiliate of the Issuer or any of its subsidiaries, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (ii) the New Notes are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, (iii) the undersigned has not entered into an arrangement or understanding with any other person to participate in the distribution (within the meaning of the Securities Act) of the New Notes, (iv) the undersigned is not a broker-dealer who purchased the Old Notes for resale pursuant to an exemption under the Securities Act, and (v) the undersigned will be able to trade New Notes acquired in the Exchange Offer without restriction under the Securities Act. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account pursuant to the Exchange Offer, it represents that such Old Notes to be exchanged were acquired by it as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                   SIGN HERE

Name of beneficial owner(s):
                            ----------------------------------------------------

Signature(s):
             -------------------------------------------------------------------

Name(s) (please print):
                       ---------------------------------------------------------

Address:
        ------------------------------------------------------------------------
                                                                      (zip code)

Telephone Number:
                 ---------------------------------------------------------------
                  (area code)

Taxpayer Identification or Social Security Number:

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Date:
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